Exhibit 10.2

NON-REVOLVING LINE OF CREDIT PROMISSORY NOTE

$500,000.00	April 13, 2022

FOR VALUE RECEIVED, Loop Media, Inc., a Nevada corporation ("Borrower"), promises to pay to the order of Excel Family Partners, LLLP and its successors and assigns (together with successors and assigns, "Lender"), the aggregate of such amounts Lender has disbursed to Borrower during the period from the date first set forth above to the Maturity Date (defined below), up to ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), in lawful money of the United States of America (the "Loan" or the "Advances"), together with all accrued interest on the principal amount of all Advances made hereunder from the date such Advance was made at a rate specified in that certain Non-Revolving Line of Credit Loan Agreement between Lender and Borrower dated the same date as this Note (“Loan Agreement”). Capitalized terms used in this Non-Revolving Line of Credit Promissory Note (this "Note") that are not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

This Note evidences the Loans incurred under the Loan Agreement to which reference is made for a statement of the terms and provisions thereof, including those under which such indebtedness may be declared to be immediately due and payable. This Note is entitled to the benefits of, inter alia, the Loan Agreement and the other Loan Documents.

On the Maturity Date, the then outstanding principal balance of the Loan, all accrued and unpaid interest, and any all other amounts owed by Borrower to Lender shall be due and payable in full. All payments made under this Note to Lender (collectively, a "Payment") shall be made payable to Lender by wire transfer or corporate check at the address provided next to its signature below.

For purposes of this Note, the Maturity Date shall be two (2) years from the date of this Note.

After the Maturity Date or due date on this Note (whether at the stated maturity, by acceleration, or otherwise), interest shall be charged on the respective principal amount remaining unpaid at a rate specified in the Loan Agreement, until paid.

Notwithstanding the foregoing, however, in no event shall the interest charged exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Lender does not intend to charge any amount of interest, monthly renewal fee or other fees or charges in the nature of interest that exceeds the maximum rate allowed by applicable law. If any payment of interest or in the nature of interest hereunder would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal.

If any Payment is more than five (5) Business Days late, Borrower agrees to pay Lender a late charge equal to five percent (5.0%) of such Payment ("Late Fee"). The provisions of this Note establishing a Late Fee shall not be deemed to extend the time for any Payment due or to constitute a "grace period" giving Borrower a right to cure such default.

If any Payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

Unless otherwise specified herein, a Payment shall be applied by Lender first to interest and lawful charges then accrued, and then to principal, unless otherwise determined by Lender in its discretion.

Borrower will have the right to prepay the Loans, in whole or in part, at any time; provided, however, Borrower must (i) provide the Lender prior written notice of its intention to make such prepayment and (ii) pay to Lender all interest accrued on the outstanding principal balance of the Loans to the date of such prepayment and all other fees, costs and charges required to be paid by Borrower to and for the benefit of Lender.

Borrower shall be in default under this Note upon the occurrence of an Event of Default under the Loan Agreement.

Lender shall have, in addition to the rights and remedies contained in this Note and any other related documents, all of the rights and remedies of a creditor, now or hereafter available at law or in equity and under the Loan Agreement. Lender may, at its option, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time, including, to the extent applicable, before the occurrence of an event of default. No right, power, or remedy conferred upon Lender by the related documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

Without limiting the generality of the foregoing, if a default shall occur then Lender may declare the indebtedness owed to Lender by Borrower hereunder and any or all of any other indebtedness owed by Borrower to Lender, whether direct or indirect, contingent or certain, to be accelerated and due and payable at once, whereupon such indebtedness, together with interest thereon, shall forthwith become due and payable, all without presentment, demand, protest, or other notice of any kind from Lender, all of which are hereby expressly waived; and Lender may proceed to do other all things provided by law, equity, or contract to enforce its rights under such indebtedness and to collect all amounts owing to Lender.

All parties liable for any Payment agree to pay or reimburse Lender for all of its costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of, or the preservation of any rights under, this Note or the obligation evidenced hereby, including without limitation, the fees and disbursements of counsel for Lender including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise. All parties liable for any Payment agree to promptly pay, indemnify, and reimburse Lender for, and hold Lender harmless against any liability for, any and all documentary stamp taxes, nonrecurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that Lender now or hereafter determines are payable with respect to this Note or the obligations evidenced by this Note. The foregoing obligations shall survive Payment of this Note.

All notices, requests, and demands to or upon the parties hereto, shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the address provided next to the signatures below or such other address as may be hereafter designated in writing by one party to the other.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

In any litigation in connection with or to enforce this Note, any endorsement or guaranty of this Note, or any of the other related documents, Borrower irrevocably consents to and confers personal jurisdiction the state and federal courts located within Sarasota County, Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

In the event that any one or more of the provisions of this Note is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, Borrower hereby waives any law that renders any such provision invalid, illegal, or unenforceable in any respect.

The singular shall include the plural and any gender shall be applicable to all genders when the context permits or implies

No delay or omission on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise of that or any other right or remedy. Presentment, demand, notice of nonpayment, notice of protest, protest, notice of dishonor and all other notices are hereby waived by Borrower.

This Note may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by the party against whom such action is to be enforced.

This Note shall be binding upon and inure to the benefit of Lender and its successors and assigns, and shall be binding upon Borrower and its successors and assigns; provided, however, that no rights or obligations of Borrower shall be assigned without the prior written consent of Lender. In the event Lender transfers or assigns its obligations hereunder, Lender shall be relieved of all liability therefor.

Time is of the essence in the performance of this Note.

This Note is entitled to the benefit of all of the provisions of the Loan Agreement.

Borrower and Lender (by its acceptance hereof) hereby knowingly, irrevocably, voluntarily, and intentionally waive any right to a trial by jury in respect of any litigation based on this Note or any other document executed in connection with this Note or arising out of, under, or in connection therewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of any party. This provision is a material inducement for Lender to enter into the transaction evidenced hereby.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

BORROWER:

Loop Media Inc., a Nevada corporation

By:
Name: Neil T. Watanabe
Title:Chief Financial Officer

Address:

700 N. Central Ave., Suite 430,
Glendale, CA 91203

Email Address:

Agreed to and accepted:
LENDER:

Excel Family Partners, LLLP,
a Florida limited liability limited partnership

By: Fortress Holdings, LLC, its General Partner

By:
Bruce Cassidy, Sr., Manager

Address:

103 Plaza Drive Suite B
St Clairsville, Ohio 43950

Email Address: bcassidysr@yahoo.com

FORM OF LINE OF CREDIT ADVANCE REQUEST

LOOP MEDIA, INC. (“Borrower”)

To:	EXCEL FAMILY PARTNERSHIP LLLP (“Lender”)

Borrower hereby requests an Advance in the amount of $500,000.00 pursuant to Section 2.2 of that certain Line of Credit Loan Agreement by and among Borrower and Lender dated February 23, 2022, as amended by the First Amendment to Loan Agreement dated April 11, 2022 (as further amended, restated, or otherwise modified from time to time, the “Loan Agreement”). The proposed date of the Advance is April 12, 2022.

Borrower hereby represents and warrants to Lender as follows:

a.             There exists no Default or Event of Default under the Loan Agreement.

b.             All representations, warranties and covenants made in the Loan Agreement are true and      correct as of the date hereof.

c.             The aggregate principal amount of all Advances outstanding under the Line of Credit (including those repaid) are currently $1,500,000.00.

LOOP MEDIA, INC.

By:
Name: Neil T. Watanabe
Title:Chief Financial Officer

Date: April 13, 2022